CONVENTIONAL LOAN DOCUMENT
                               (Promissory Note)\

($35,000.00)                                                        May 10, 2005

         FOR VALUE RECEIVED the undersigned, Garb-Oil & Power Corporation, a Utah Corporation and John C. Brewer, an individual, hereby promises to pay to the order of:

                  Robert E. Taylor
                  7874  S. Da Vinci Drive
                  Salt Lake City, UT 84121

         or assigns, in lawful money of the United States of America, the principal sum of:

         Thirty Five Thousand ($35,000.00) Dollars, plus loan costs as outlined below, Note Secured by guaranteed Contract payment of Buyer, and personal guarantee by signer of this document.

         On or before July 15, 2005 Borrower agrees to pay the Principal of $35,000.00 plus a loan fee of 70,000 Shares of Garb-Oil & Power Corporation Common Shares to lender.

         Borrower further agrees that if loan plus costs is not paid by the deadline of July 15, 2005 that a penalty of $500.00 per week will be paid to Lender until payment is made. If loan, costs and penalty is not paid by August 15, 2005 Lender shall have the right to declare loan in default and take whatever action deemed necessary for collection.

         No waiver by Lender or any participant of any rights or remedies under this note shall be considered a waiver of any other subsequent right or remedy.

         The occurrence of any of the following events shall constitute an Event of Default under this note: (a) the undersigned shall fail to make any payment of principal due hereunder for more than five business days after the due date thereof, or shall fail to make any payment of interest due hereunder for more than thirty days after the due date thereof; (b) the undersigned shall commence any case or proceeding seeking to have an order for relief entered on its behalf as debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or the undersigned shall apply for a receiver, custodian or trustee (other than any trustee appointed as a mortgagee or secured party in connection with the issuance of indebtedness for borrowed money of the undersigned) of it or for all or a substantial part of its property; or the undersigned shall make a general assignment for the benefit of creditors; or the undersigned shall take any corporate action in furtherance of any of the foregoing; or (c) an involuntary case or other proceeding shall be commenced against the undersigned with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or any substantial part of its property; and such case or proceeding (i) results in the entry of an order for relief or a similar order against it or (ii) shall continue unstayed and in effect for a period of 90 consecutive days.

         The substantive laws of the State of Utah shall govern the validity, construction, enforcement and interpretation of this note.

         In the event of a dispute involving this note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue of such dispute shall lie exclusively in any court of competent jurisdiction in the City of Salt Lake City and State of Utah.

                                                  GARB-OIL & POWER CORPORATION



                                                   By: /s/ John C. Brewer
                                                      --------------------------
                                                      John C. Brewer, President